Exhibit 2
FIRST AMENDMENT TO STOCKHOLDERS’ AGREEMENT
     FIRST AMENDMENT TO STOCKHOLDERS’ AGREEMENT (this “Amendment”), dated as of June 20, 2006 among STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (“Investor”), GRILL CONCEPTS, INC., a Delaware Corporation (“Issuer”) and the STOCKHODLERS OF ISSUER LISTED IN SCHEDULE I attached hereto (the “Stockholders”). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Stockholders’ Agreement referred to below.
W I T N E S S E T H:
          WHEREAS, Investor, GCI and the Stockholders are parties to that certain Stockholders’ Agreement dated as of July 27, 2001 (the “Stockholders’ Agreement”); and
          WHEREAS, subject to the terms and conditions of this Amendment, Investor, Issuer and the Stockholders wish to amend certain provisions of the Stockholders’ Agreement as herein provided.
          NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. The Stockholders Agreement is hereby amended by deleting Section 2(i) through (v) in its entirety and substituting in lieu thereof the following:
"(i) not fewer than one nominee of Investor is at all times duly elected or appointed as a director of Issuer; and
(ii) the number of individuals comprising the entire board of directors of Issuer shall not exceed nine.”
     2. Miscellaneous Provisions.
          (a) This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Stockholders’ Agreement.
          (b) This Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
          (c) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.
[Signatures appear on the following page.]

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
By:
Name:
Title:

GRILLED CONCEPTS, INC.
By:
Name:
Title:

Robert Spivak Michael Weinstock Lewis Wolf Keith Wolf WOLFF REVOCABLE TRUST OF 1993
By:
Name:
Title:

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SCHEDULE I
STOCKHOLDERS

Name	Address

Robert Spivak	11661 San Vicente Blvd. Suite 404 Los Angeles, California 90049

Michael Weinstock	11661 San Vicente Blvd. Suite 404 Los Angeles, California 90049

Lewis Wolff	11828 La Grange Avenue Los Angeles, California 90025

Keith Wolff	11828 La Grange Avenue Los Angeles, California 90025

Wolff Revocable Trust of 1993	11828 La Grange Avenue Los Angeles, California 90025

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